UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    April 2, 2007

UNITED STATES OIL FUND, LP
(Exact name of registrant as specified in its charter)
Delaware	001-32824	20-2830691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code	(510) 522-3336

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01    Other Events.

On April 2, 2007, United States Oil Fund, LP (the “Registrant”) issued its annual account statement for the year ended December 31, 2006, which is presented in the form of a Statement of Financial Condition, as required pursuant to Part 4.22 of the Commodities Futures Trading Commission Rules. A copy of the annual account statement is furnished as Exhibit 99.1 to the Current Report of Form 8-K and also can be found on the Registrant’s website at www.unitedstatesoilfund.com. The information furnished in this Form 8-K, including the exhibit, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Annual Account Statement of the Registrant for the year ended December 31, 2006.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
Date: April 2, 2007	By: Victoria Bay Asset Management, LLC, its general partner By: /s/Howard Mah
Name: Howard Mah Title: Chief Financial Officer

PRIVACY NOTICE

Victoria Bay Asset Management, LLC and United States Oil Fund, LP (collectively, the “Partnership”) are providing this notice to explain our information collection practices and other important information.

Collection of Investor Information

The Partnership collects personal information about its investors mainly through the following sources:

•
Authorized Purchasers, information required in connection with preparing tax filings, trading history, financial information and other information provided by the investor in writing, in person, by telephone, electronically or by any other means. This information includes name, address, nationality, tax identification number, and financial and investment qualifications; and

•	Transactions within the Partnership, including account balances, investments and withdrawals.

Disclosure of Nonpublic Personal Information

The Partnership does not sell or rent investor information. The Partnership does not disclose nonpublic personal information about its investors to nonaffiliated third parties or to affiliated entities, except as permitted by law. For example, the Partnership may share nonpublic personal information in the following situations:
•
To service providers in connection with the administration and servicing of the Partnership, which may include attorneys, accountants, auditors and other professionals. The Partnership may also share information in connection with the servicing or processing of Partnership transactions;

•
To affiliated companies, i.e., any company that controls, is controlled by, or is under common control with the Partnership, in order to provide you with ongoing personal advice and assistance with respect to the products and services you have purchased through the Partnership and to introduce you to other products and services that may be of value to you;

•	To respond to a subpoena or court order, judicial process or regulatory authorities;

•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

You may opt out of any disclosure we may make of nonpublic personal information to non-affiliated third parties. The Partnership will facilitate your right to opt out of any disclosure through one of the following methods by: (1) designating check-off boxes in a prominent position on the relevant forms with the opt out notice; (2) including a reply form together with the opt out notice; (3) providing an electronic means to opt out, such as a form that can be sent via electronic mail or a process at the Partnership’s website, if you agree to the electronic delivery or information; or (4) providing a toll-free telephone number that you may call to opt out.

Protection of Investor Information

The Partnership holds its investor information in the strictest confidence. Accordingly, the Partnership’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Partnership maintains safeguards that comply with federal standards to protect investor information. The Partnership restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Partnership shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

    The Partnership’s privacy policy applies to both current and former investors. The Partnership would only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Partnership may make changes to its privacy policy in the future. The Partnership will not make any change affecting you without first sending you a revised privacy policy describing the change. In any case, the Partnership will send you a current privacy policy at least once a year as long as you continue to be an investor in the Partnership.

UNITED STATES OIL FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the period from (April 10, 2006) commencement of operations to December 31, 2006 and the period from (May 12, 2005) inception to December 31, 2005

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Partners of United States Oil Fund, LP

To the best of the knowledge and belief of the undersigned, the information contained in this Annual Report for the year ended December 31, 2006 and the period from (May 12, 2005) inception to December 31, 2005 is accurate and complete.

By: /s/ Nicholas Gerber
United States Oil Fund, LP
President & CEO of Victoria Bay Asset Management, LLC
(General Partner of United States Oil Fund, LP)

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CERTIFIED PUBLIC ACCOUNTANTS
5251 SOUTH QUEBEC STREET SUITE 200
GREENWOOD VILLAGE, COLORADO 80111
TELEPHONE: (303) 753-1959
FAX: (303) 753- 0338
www.spicerjeffries.com

To the Partners of
United States Oil Fund, LP (formerly New York Oil ETF, LP)

We have audited the accompanying statements of financial condition of United States Oil Fund, LP, (formerly New York Oil ETF, LP) (the “Fund”) as of December 31, 2006 and 2005, including the schedule of investments as of December 31, 2006, and the related statements of operations, changes in partners’ capital and cash flows for the year ended December 31, 2006 and the period from inception (May 12, 2005) through December 31, 2005. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Oil Fund, LP (formerly New York Oil ETF, LP) as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006 and the period from inception (May 12, 2005) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Greenwood Village, Colorado
March 15, 2007

United States Oil Fund, LP
Statements of Financial Condition
December 31, 2006 and 2005

	2006	2005
Assets
Cash and cash equivalents	$712,883,812	$1,000
Equity in UBS Securities LLC trading accounts:
Cash	87,123,636	-
Unrealized loss on open commodity futures contracts	(34,383,000)	-
Receivable for units sold	36,080,896	-
Interest receivable	2,626,230	-
Other assets	17,000	-

Total assets	$804,348,574	$1,000

Liabilities and Partners' Capital
General Partner management fees (Note 3)	$332,736	$-
Commissions payable	44,386	-
Other liabilities	22,198	-

Total liabilities	399,320	-

Commitments and Contingencies (Notes 3, 4 and 5)

Partners' Capital
General Partner	-	20
Limited Partners	803,949,254	980
Total Partners' Capital	803,949,254	1,000

Total liabilities and partners' capital	$804,348,574	$1,000

Limited Partners' units outstanding, December 31, 2006	15,500,000	-
Net asset value per unit (commencement of operations, April 10, 2006)	$67.39	$-
Net asset value per unit, December 31, 2006	$51.87	$-
Market value per unit, December 31, 2006	$51.60	$-

See accompanying notes to financial statements.

United States Oil Fund, LP
Schedule of Investments
December 31, 2006

Open Futures Contracts

	Number of Contracts	Loss on Open Commodity Contracts	% of Partners' Capital
United States Contracts
Crude Oil Future contracts, expires February 2007	13,171	$(34,383,000)	(4.28)

Cash Equivalents
	Cost	Market Value
United States - Money Market Funds
AIM STIT- Liquid Assets Portfolio	$171,344,554	$171,344,554	21.31
AIM STIT- STIC Prime Portfolio	171,230,961	171,230,961	21.30
Goldman Sachs Financial Square Funds - Prime Obligations Fund	190,268,507	190,268,507	23.67
	$532,844,022	532,844,022	66.28

Cash		180,039,790	22.39
Total cash & cash equivalents		712,883,812	88.67

Cash on deposit with broker		87,123,636	10.84
Other assets in excess of liabilities		38,324,806	4.77
Total Partners' Capital		$803,949,254	100.00

See accompanying notes to financial statements.

United States Oil Fund, LP
Statements of Operations
For the period from (April 10, 2006) commencement of operations to December 31, 2006 and the period from (May 12, 2005) inception to December 31, 2005

	2006	2005

Income
Gains (losses) on trading of commodity futures contracts:
Realized losses on closed positions	$(104,063,960)	$-
Change in unrealized losses on open positions	(34,383,000)	-
Interest income	13,930,431	-
Other income	129,000	-

Total loss	(124,387,529)	-

Expenses
General Partner management fees (Note 3)	1,460,448	-
Brokerage commissions	478,713	-
Other expenses	22,198	-

Total expenses	1,961,359	-

Net loss	$(126,348,888)	$-
Net loss per limited partnership unit	$(15.52)	$-
Net loss per weighted average limited partnership unit	$(18.00)	$-
Weighted average limited partnership units outstanding	7,018,797	-

See accompanying notes to financial statements.

United States Oil Fund, LP
Statements of Changes in Partners' Capital
For the period from (April 10, 2006) commencement of operations to December 31, 2006 and the period from inception (May 12, 2005) to December 31, 2005

	General Partner	Limited Partners	Total

Balances, at Inception	$-	$-	$-
Initial contribution of capital	20	980	1,000

Balances, at December 31, 2005	20	980	1,000
Addition of 29,000,000 partnership units	-	1,740,249,722	1,740,249,722
Redemption of 13,500,000 partnership units	(20)	(809,952,560)	(809,952,580)
Net loss	-	(126,348,888)	(126,348,888)

Balances, at December 31, 2006	$-	$803,949,254	$803,949,254

Net Asset Value Per Unit
At December 31, 2005	$-
At April 10, 2006 (commencement of operations)	$67.39
At December 31, 2006	$51.87

See accompanying notes to financial statements.

United States Oil Fund, LP
Statements of Cash Flows
Period from (April 10, 2006) commencement of operations to December 31, 2006 and the period from (May 12, 2005) inception to December 31, 2005

	2006	2005

Cash Flows from Operating Activities:
Net loss	$(126,348,888)	$-
Adjustments to reconcile net loss to net cash
used in operating activities:
Increase in commodity futures trading account - cash	(87,123,636)	-
Increase in unrealized loss on futures contracts	34,383,000	-
Increase in interest receivable and other assets	(2,643,230)	-
Increase in management fees payable	332,736	-
Increase in commissions payable	44,386	-
Increase in other liabilities	22,198	-
Net cash used in operating activities	(181,333,434)	-

Cash Flows from Financing Activities:
Subscription of partnership units	1,704,168,826	1,000
Redemption of partnership units	(809,952,580)	-

Net cash provided by financing activities	894,216,246	1,000

Net Increase in Cash and Cash Equivalents	712,882,812	1,000

Cash and Cash Equivalents, beginning of period	1,000	-
Cash and Cash Equivalents, end of period	$712,883,812	$1,000

See accompanying notes to financial statements.

United States Oil Fund, LP
(formerly New York Oil ETF, LP)
Notes to Financial Statements
December 31, 2006

NOTE 1 - ORGANIZATION AND BUSINESS

United States Oil Fund, LP (formerly New York Oil ETF, LP) (the “Fund”), was organized as a limited partnership under the laws of the state of Delaware on May 12, 2005 and changed its name on September 30, 2005. The Fund is a commodity pool that issues units that may be purchased and sold on the American Stock Exchange. The Fund will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its First Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”). The investment objective of the Fund is for its net asset value to reflect the performance of the price of light, sweet crude oil, less the Fund’s expenses. The Fund will accomplish its objectives through investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the New York Mercantile Exchange and other U.S. and foreign exchanges (“Oil Futures Contracts”) and other oil interests such as cash-settled options on Oil Futures Contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of oil. Victoria Bay Asset Management, LLC is the general partner of the Fund (the “General Partner”) and is also responsible for the management of the Fund. The Fund commenced operations on April 10, 2006. The General Partner is a member of the National Futures Association (“NFA”) and is a commodity pool operator effective December 1, 2005. The Fund has a fiscal year ending on December 31.

The Fund issues limited partnership interests (“Units”) to authorized purchasers by offering creation baskets consisting of 100,000 Units (“Creation Baskets”) through a marketing agent. The purchase price for a Creation Basket is based upon the net asset value of a Fund Unit. In addition, authorized purchasers pay the Fund a $1,000 fee for the creation of each Creation Basket. The initial offering price of the initial creation basket was based on the closing price of the near month oil futures contracts as traded and reported on the New York Mercantile Exchange on the last business day prior to the effective date. Additionally, subsequent to the sale of the initial Creation Basket, Units can be purchased or sold on a nationally recognized securities exchange in smaller increments. Units purchased or sold on a nationally recognized securities exchange are not made at the net asset value of the Fund but rather at market prices quoted on the stock exchange.

On April 10, 2006, the Fund listed its Units on the American Stock Exchange under the ticker symbol “USO”. On that day, the Fund established its initial NAV by setting the price at $67.39 per Unit and issued 200,000 Units in exchange for $13,478,000. The Fund also commenced investment operations on that day by purchasing oil futures contracts traded on the New York Mercantile Exchange that are based on West Texas Intermediate light, sweet crude oil.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statement of financial condition and the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations. The Fund earns interest on its assets on deposit at the Broker at the 90-day Treasury bill rate less fifty basis points for deposits denominated in U.S. dollars.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

The Fund is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

Redemptions

Authorized persons may redeem Units from the Fund only in blocks of 100,000 Units called “Redemption Baskets”. The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Fund Units in the Redemption Basket.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of the Fund in proportion to the number of Units each partner holds as of the close of each month. The General Partner may revise, alter or otherwise modify this method of allocation as described in the Limited Partnership Agreement.

Calculation of Net Asset Value

The Fund calculates net asset value on each trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of Units issued and outstanding. The Fund uses the New York Mercantile Exchange closing price on that day for contracts held on the New York Mercantile Exchange.

Loss per Limited Partnership Unit

Net loss per limited partnership Unit is the difference between the net asset value per Unit at the beginning and end of each period. The weighted average number of limited partnership Units outstanding was computed for purposes of disclosing net loss per weighted average limited partnership Unit. The weighted average limited partnership Units are equal to the number of Units outstanding at period end, adjusted proportionately for Units redeemed based on their respective time outstanding during such period. There were no Units held by the General Partner at December 31, 2006.

Cash Equivalents

As of December 31, 2006, cash and cash equivalents included money market portfolios and overnight time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Fund’s management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - GENERAL PARTNER MANAGEMENT FEE AND RELATED PARTY TRANSACTIONS

Under the Limited Partnership Agreement, the General Partner is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the General Partner has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Fund. For these services, the Fund is contractually obligated to pay the General Partner a fee, which is paid monthly, based on average daily net assets that are equal to .50% per annum on average net assets of $1,000,000,000 or less and .20% per annum of average daily net assets that are greater than $1,000,000,000. The Fund will pay for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, resignation or other fees paid to the Securities and Exchange Commission, the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent Units after its initial registration and all legal, accounting, printing and other expenses associated therewith. The Fund also pays the fees and expenses, including the directors and officers’ liability insurance, of the independent directors.

For the period ended December 31, 2006, all of the Fund’s offering and organizational expenses have been funded by an affiliate of the General Partner. The Fund does not have any obligation or intention to reimburse such payments. The Fund incurred offering and organizational costs in the amount of $1,571,318.

NOTE 4 - CONTRACTS AND AGREEMENTS

The Fund is party to a marketing agent agreement dated March 13, 2006 with ALPS Distributors Inc. (“ALPS”), a Colorado corporation, whereby ALPS provides certain marketing services for the Fund as outlined in the agreement. The fees of the marketing agent, which are borne by the General Partner, include a marketing fee of $425,000 per annum plus the following incentive fee: zero basis points on Fund assets from $0 - $500 million; 4 basis points on Fund assets from $500 million - $4 billion; and 3 basis points on Fund assets in excess of $4 billion.

The above fees do not include the following expenses, which are also borne by the General Partner: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

The Fund is also party to a custodian agreement dated March 13, 2006, with Brown Brothers Harriman & Co. (“Brown Brothers”), whereby Brown Brothers holds investments on behalf of the Fund. The General Partner of the Fund pays the fees of the custodian, which shall be agreed to from time to time between the parties. In addition, the Fund is party to an administrative agency agreement dated March 13, 2006, also with Brown Brothers, whereby Brown Brothers acts as the administrative agent, transfer agent and registrar for the Fund. The General Partner also pays the fees of Brown Brothers for its services under this agreement and such fees will be determined by the parties from time to time.

Currently, the General Partner pays Brown Brothers for its services in the foregoing capacity a minimum amount of $300,000 annually and, once the Fund’s net assets are above $500 million, an asset charge, which is not reflected in either agreement, ranging between 0.035% and 0.06%, plus a $50,000 transfer agency fee, and transaction charges of $7.00 to $15.00 per transaction.

The Fund invests primarily in oil futures contracts traded on the New York Mercantile Exchange (the “Exchange”). The Fund and the Exchange are discussing entering into and in the process of finalizing a License Agreement whereby the Fund will be granted a non-exclusive license to use certain of the Exchange’s settlement prices and service marks. Under the proposed License Agreement, the Exchange would receive an asset-based fee for the license, which will be paid by the Fund.

The Fund expressly disclaims any association with the Exchange or endorsement of the Fund by the Exchange and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.

The Fund has entered into a brokerage agreement with UBS Securities LLC, formerly ABN AMRO Incorporated, Futures Commission Merchant (the “Broker”). The agreement provides that the Broker charge the Fund commissions of approximately $7 per round-turn trade plus applicable exchange and NFA fees for futures contracts and options on futures contracts.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

The Fund engages in the speculative trading of U.S. futures contracts and options on U.S. futures contracts (collectively “derivatives”). The Fund is exposed to both market risk, which is the risk arising from changes in the market value of the contracts; and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

All of the contracts currently traded by the Fund are exchange traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, the Fund must rely solely on the credit of their respective individual counterparties. However, in the future, if the Fund were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. The Company also has credit risk since the sole counterparty to all domestic futures contracts is the exchange clearing corporation. In addition, the Fund bears the risk of financial failure by the clearing broker.

The purchase and sale of futures and options on futures contracts requires margin deposits with a Futures Commission Merchant (“FCM”). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

The Fund’s cash and other property such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, the Fund pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

The Fund’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, the Fund has a policy of reviewing the credit standing of each broker of counterparty with which it conducts business.

The financial instruments held by the Fund are reported in the statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

The Fund received a letter from Goldman, Sachs & Co. (“Goldman Sachs”) on March 17, 2006, providing the Fund notice under 35 U.S.C. Section 154(d) of two pending United States patent applications, Publication Nos. 2004/0225593A1 and 2006/0036533A1. The Fund is currently reviewing the Goldman Sachs published patent applications, and has engaged in discussions with Goldman Sachs regarding their pending applications and the Fund’s own pending patent application. At this time, due in part to the fact that the Goldman Sachs patent applications are pending and have not been issued as U.S. Patents, the Fund is unable to determine what the outcome of this matter will be.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per Unit performance data and other supplemental financial data for the period April 10, 2006 (commencement of operations) to December 31, 2006 for the limited partners. This information has been derived from information presented in the financial statements.

April 10, 2006 (commencement of operations) to December 31, 2006

Per Unit Operating Performance:

Net asset value, beginning of period	$67.39
Total loss	(15.24)
Total expenses	(0.28)
Net decrease in net asset value	(15.52)
Net asset value, end of period	$51.87

Total Return	(23.03)%

Ratios to Average Net Assets (annualized)
Total loss	(42.59)%
Expenses excluding management fees	(0.17)%
Management fee	(0.50)%
Net loss	(43.26)%

Total returns are calculated based on the change in value during the period. An individual limited partner’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions and withdrawals.